CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Viavi Solutions Inc. of our report dated August 27, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Viavi Solutions Inc.'s Annual Report on Form 10-K for the year ended June 29, 2019.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 6, 2020

PricewaterhouseCoopers LLP, 488 Almaden Boulevard, Suite 1800, San Jose, CA 95110
T: (408) 817 3700, F: (408) 817 5050, www.pwc.com/us